Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MSCI INC.

November 14, 2007

MSCI Inc. (originally incorporated as Morgan Stanley Capital International Inc.), a Delaware corporation, the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on July 2, 1998, HEREBY CERTIFIES that this Amended and Restated Certificate of Incorporation restating, integrating and amending its Certificate of Incorporation was duly proposed by its Board of Directors and adopted by its stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

ARTICLE 1

NAME

The name of the corporation (which is hereinafter referred to as the “Corporation”) is: MSCI Inc.

ARTICLE 2

ADDRESS

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE 3

PURPOSE

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE 4

CAPITALIZATION

The total number of shares of stock which the Corporation shall have authority to issue is 850,000,000, consisting of 500,000,000 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), 250,000,000 shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). Upon the effectiveness of this Amended and Restated Certificate of Incorporation (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted, without further action on the part of the Corporation or any holder of such Common Stock, into 2861.235208 shares of Class B Common Stock. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares of Class A Common Stock or Class B Common Stock then outstanding) by any such affirmative vote as may be required at that time by the General Corporation Law of the State of Delaware.

Common Stock

(a) Ranking. The preferences, limitations and rights of the Class A Common Stock and Class B Common Stock, and the qualifications and restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided for in this Certificate of Incorporation.

(b) Voting. Except as otherwise provided by law or by a Preferred Stock Designation (as defined in this Article 4), the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Except as otherwise required by law or expressly provided for in this Certificate of Incorporation:

(i) each share of Class A Common Stock outstanding on any record date shall be entitled to one vote and each share of Class B Common Stock outstanding on such record date shall be entitled to five votes in respect of any actions of shareholders for which such record date was fixed; provided, however, that each share of Common Stock shall have one vote only for purposes of approving any of the following matters:

(A) the consummation of any merger, consolidation or other business combination of the Corporation, or the issuance, sale, transfer or assignment of securities of the Corporation that would, following such issuance, sale, transfer or assignment, represent a majority of the voting power of the Corporation’s then-outstanding Common Stock to any person, in a single transaction or series of related transactions;

(B) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis, directly or indirectly, in one or more transactions, to any person; or

(C) the voluntary liquidation, dissolution or winding up of the Corporation;

(ii) the Class A Common Stock and the Class B Common Stock shall vote together as a single class;

(iii) the vote required to constitute approval of any corporate action shall be a majority of all votes cast on the matter by the holders of outstanding shares of Common Stock at a meeting at which a quorum exists; and

(iv) holders of Common Stock shall be entitled to cast votes in person or by proxy in the manner and to the extent permitted under the Bylaws of the Corporation (the “Bylaws”).

(c) Amendments. So long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock, (i) amend, alter or repeal any provision of this Article 4 so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Class A Common Stock as compared to those of the Class B Common Stock; or (ii) take any other action upon which class voting is required by law. So long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class B Common Stock, (i) amend, alter or repeal any provision of this Article 4 so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Class B Common Stock as compared to those of the Class A Common Stock; or (ii) take any other action upon which class voting is required by law.

(d) Dividends; Changes in Common Stock. No dividend or distribution may be declared or paid on any share of Class A Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or distribution be declared or paid on any share of Class B Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if dividends are declared that are payable in shares of Class A Common Stock or Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock or Class B Common Stock, dividends shall be declared that are payable at the same rate on both classes of Common Stock and the dividends payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock or in rights, options warrants or other securities convertible into or exchangeable for shares of Class B Common Stock shall be payable to holders of Class B Common Stock.

If the Corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, the outstanding shares of the Class A Common Stock shall be proportionately subdivided or combined, as the case may be. Similarly, if the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of Class B Common Stock shall be proportionately subdivided or combined, as the case may be.

(e) Liquidation. Subject to the rights of the holders of Preferred Stock, shares of Class B Common Stock shall rank pari passu with shares of Class A Common Stock as to distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this paragraph (e), shall not be deemed to be occasioned by or to include any voluntary consolidation or merger of the Corporation with or into any other corporation or other entity or corporations or other entities or a sale, lease or conveyance of all or a part of its assets.

(f) Reorganization or Merger. Subject to the rights of the holders of Preferred Stock, in the case of any reorganization, share exchange or merger of the Corporation with another corporation in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock and/or other securities or property (including cash), each holder of a share of Class A Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to each such share the same kind and amount of shares of stock and other securities and property (including cash). In the event that the holders of shares of Class A Common Stock or of shares of Class B Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of shares of Class A Common Stock and holders of shares of Class B Common Stock are granted substantially identical election rights, as the case may be.

(g) Conversion of Class B Common Stock.

(i) Prior to the date on which shares of Class B Common Stock are transferred to shareholders or securityholders of Morgan Stanley, a Delaware Corporation (“Morgan Stanley”), in a transaction, including any distribution in exchange for Morgan Stanley’s shares or securities, intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code, or any corresponding provision of any successor statute (a “Tax-Free Spin-Off”), each record holder of shares of Class B Common Stock may convert any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates, if any, for such shares, accompanied by any payment required for documentary, stamp or similar issue or transfer taxes and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock (including, but not limited to, for the purpose of the sale or other disposition of such shares of Class A Common Stock), and requesting that the Corporation issue all of such shares of Class A Common Stock to the persons named in such notice. Such notice shall set forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates, if any, therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock. For purposes of this Section, a Tax-Free Spin-Off shall be deemed to have occurred at the time the shares are first transferred to shareholders or securityholders of Morgan Stanley following receipt of a certificate described in (C) of paragraph (g)(vi) of this Article 4 below.

(ii) Prior to the occurrence of a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by Morgan Stanley, Capital Group International Inc., a California corporation (“Capital Group”), or by any of their subsidiaries or Affiliates (as defined in Article 10 of this Certificate of Incorporation). Shares of Class B Common Stock shall not convert automatically into shares of Class A Common Stock (A) as a result of a transfer of Class B Common Stock to shareholders or securityholders of Morgan Stanley in a Tax-Free Spin-Off or (B) in any transfer after a Tax-Free Spin-Off.

(iii) The Corporation shall provide notice of any automatic conversion of outstanding shares of Class B Common Stock to holders of record of such shares of Common Stock pursuant to paragraph (g)(ii) of this Article 4 above as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirements by providing such notice prior to such conversion. Such notice shall be provided by any means then permitted by the General Corporation Law of the State of Delaware; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall, as appropriate, (A) state the automatic conversion date; (B) identify the outstanding shares of Class B Common Stock that are automatically converted; and (C) the place or places where certificates if any, for such shares may be surrendered in exchange for certificates, if any, representing Class A Common Stock, or the method by which book-entry interest in the Class A Common Stock may be obtained in exchange for such certificates in respect of shares of Class B Common Stock.

(iv) Immediately upon conversion of any shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this Article 4, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion subject to the following sentence. Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this Article 4, any dividend for which the record date or payment date shall be subsequent to such conversion which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend that shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

(v) Prior to the occurrence of a Tax-Free Spin-Off, holders of shares of Class B Common Stock may (A) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer that meets the requirements of paragraph (g)(vi) of this Article 4 below, and under no other circumstances; or (B) convert any or all of such shares into shares of Class A Common Stock (including, but not limited to, for the purpose of the sale or other disposition of such shares of Class A Common Stock to any person as provided in paragraph (g)(i) of this Article 4 above). Prior to the occurrence of a Tax-Free Spin-Off, no one other than persons in whose names shares of Class B Common Stock become registered on the original stock ledger of the Corporation, or transferees or successive transferees who receive shares of Class B

Common Stock in connection with a transfer meeting the requirements set forth in paragraph (g)(vi) of this Article 4 below, shall have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Common Stock. Holders of shares of Class B Common Stock may at any and all times transfer to any person the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock (subject to any restrictions at such time on transfers of shares of Class A Common Stock).

(vi) Prior to the occurrence of a Tax-Free Spin-Off, shares of Class B Common Stock shall be transferred on the books of the Corporation upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of proper transfer documents, accompanied by a certificate stating any of the following: (A) that such transfer is to Morgan Stanley or an Affiliate (as defined in Article 10 of this Certificate of Incorporation) or a subsidiary of Morgan Stanley; (B) that such transfer is to Capital Group or an Affiliate (as defined in Article 10 of this Certificate of Incorporation) or a subsidiary of Capital Group; or (C) that such transfer is to the shareholders or securityholders of Morgan Stanley in connection with a Tax-Free Spin-Off.

(vii) Prior to the occurrence of a Tax-Free Spin-Off, every certificate of shares of Class B Common Stock, if any, shall bear a legend on its face reading as follows:

THE SHARES OF CLASS B COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED TO ANY PERSON IN CONNECTION WITH A TRANSFER THAT DOES NOT MEET THE REQUIREMENTS SET FORTH IN PARAGRAPH (g)(vi) OF ARTICLE 4 OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THIS CORPORATION AND NO PERSON WHO RECEIVES SUCH SHARES IN CONNECTION WITH A TRANSFER THAT DOES NOT MEET THE REQUIREMENTS PRESCRIBED IN SUCH ARTICLE IS ENTITLED TO OWN OR TO BE REGISTERED AS THE RECORD HOLDER OF SUCH SHARES OF CLASS B COMMON STOCK, BUT THE RECORD HOLDER OF THIS CERTIFICATE MAY AT SUCH TIME AND IN THE MANNER SET FORTH IN PARAGRAPH (g) OF ARTICLE 4 OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THIS CORPORATION CONVERT

SUCH SHARES OF CLASS B COMMON STOCK INTO THE SAME NUMBER OF SHARES OF CLASS A COMMON STOCK, INCLUDING BUT NOT LIMITED TO, FOR PURPOSES OF EFFECTING THE SALE OR OTHER DISPOSITION OF SUCH SHARES OF CLASS A COMMON STOCK TO ANY PERSON. EACH HOLDER OF THIS CERTIFICATE, BY ACCEPTING THE SAME, ACCEPTS AND AGREES TO ALL OF THE FOREGOING.

Upon and after the transfer of shares of Class B Common Stock in a Tax-Free Spin-Off, certificates for shares of Class B Common Stock, if any, shall no longer bear the legend set forth above.

(viii) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) the designation of the series, which may be by distinguishing number, letter or title; (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding); (iii) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or non-cumulative; (iv) dates at which dividends, if any, shall be payable; (v) the redemption rights and price or prices, if any, for shares of the series; (vi) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series; (vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (viii) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (ix) restrictions on the issuance of shares of the same series or of any other class or series; (x) the voting rights, if any, of the holders of shares of the series; and (xi) such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors determines.

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation or by applicable law, the holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of the shares of Common Stock shall at all times, except as otherwise provided in this Certificate of Incorporation or as required by law, vote as one class, together with the holders of any other class or series of stock of the Corporation accorded such general voting rights.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE 5

BY-LAWS

In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(a) to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided, further that, in the case of amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock (as defined in Article 12), voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the Bylaws or to adopt any additional Bylaw; and

(b) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE 6

ACTION OF STOCKHOLDERS

Prior to a transaction or series of transactions which results in Morgan Stanley or its Affiliates (as defined in Article 10 of this Certificate of Incorporation) owning in the aggregate less than 50% of the aggregate voting power of the Voting Stock (as defined in Article 12 of this Certificate of Incorporation, and as calculated on a fully-diluted basis and without giving effect to paragraph (b)(i)(A) – (C) of Article 4) of the Corporation (a “Change of Control”), the stockholders reserve the right to amend this Certificate of Incorporation in any manner as permitted by the General Corporation Law of the State of Delaware and all rights and powers conferred herein on directors and officers, if any, are subject to this reserved power.

Immediately upon the occurrence of a Change of Control and without any action on the part of the Corporation or the stockholders, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation.

ARTICLE 7

BOARD OF DIRECTORS

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed in the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as prescribed in the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this

Certificate of Incorporation, shall be elected annually at each annual meeting of stockholders of the Corporation to hold office for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director may be removed from office at any time, with or without cause.

ARTICLE 8

INDEMNIFICATION

Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents (other than a director or officer) of the Corporation, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article 8.

Any amendment or repeal of this Article 8 shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE 9

DIRECTOR’S LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article 9 shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

If the General Corporation Law of the State of Delaware shall be amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ARTICLE 10

CORPORATE OPPORTUNITIES

The Corporation hereby acknowledges and agrees that, notwithstanding any other provisions of this Certificate of Incorporation:

(a) Nothing herein shall in any way limit or be construed as limiting the ability of Morgan Stanley or any member (other than members employed by the Corporation) of the Board of Directors who is an Affiliate (as defined below) of Morgan Stanley (each, an “Unlimited Party”) to, and such Unlimited Parties may, in the past, present or future, carry out and engage in any and all activities associated with any business, including, without limitation, principal investments and underwriting (including investments in, and underwriting investments of, securities of the Unlimited Parties or of other entities directly or indirectly involved in any aspect of the financial services industry, including, without limitation, direct competitors of the Corporation), trading, brokerage, agency, financing, derivatives, foreign exchange and asset management activities, and for the avoidance of doubt and without limiting the generality of the foregoing, the Unlimited Parties may: (i) purchase and hold long or short positions, otherwise make investments, trade or otherwise effect transactions, for their own account or the account of their customers, in the debt or equity securities or loans of entities that may directly or indirectly compete with any or all of the business of the Corporation (the “Other Companies”); and (b) provide financial advice to the Other Companies.

(b) The Unlimited Parties may have information that may be of interest or value to the Corporation (the “Information”) regarding various matters, including, without limitation, (i) each Unlimited Party’s products, plans, services and technology, and plans and strategies relating thereto, (ii) current and future investments each Unlimited Party has made, may make, may consider or may become aware of with respect to other companies and other products, services and technology, including without limitation, any Other Companies, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, including, without, limitation, any Other Companies. The Corporation agrees that the Unlimited Parties shall have no duty to disclose any Information to the Corporation or permit the Corporation to participate in any investments or transactions based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Corporation if it were aware of such Information.

(c) Without limiting the foregoing, the doctrine of corporate opportunity shall not apply as between the Corporation or any Unlimited Party, and (i) the Unlimited Parties shall have no obligation to refrain from (A) engaging in any business opportunity, transaction or other matter that involves any aspect of the financial services industry or otherwise developing, marketing or using any products or services that compete, directly or indirectly, with those of the Corporation (whether presently existing or arising in the future) (an “Other Business”), (B) investing or owning any interest publicly or privately in, entering into any venture, agreement or arrangement with, or developing a business relationship or strategic relationship with, any entity engaged in any Other Business, (C) doing business with any client or customer of the Corporation or (D) employing or otherwise engaging a former officer or employee of the Corporation; (ii) the Corporation shall not have any right in or to, or to be offered any opportunity to participate or invest in, any Other Business engaged or to be engaged in by any Unlimited Party or any right in or to any income or profits therefrom; and (iii) no Unlimited Party shall have any duty to communicate or offer to the Corporation any opportunity to participate or invest in, or any income or profits derived from, any Other Business engaged in by such Unlimited Party.

(d) The Corporation expressly authorizes and consents to the involvement of each Unlimited Party in any Other Business and expressly waives, to the fullest extent permitted by applicable law, any right to assert any claim that any such involvement breaches any duty owed to the Corporation or to any stockholder of the Corporation or to assert that such involvement constitutes a conflict of interest by such Unlimited Party with respect to the Corporation or any of its subsidiaries or any stockholder; and nothing contained herein shall limit, prohibit or restrict any designee serving on the Corporation’s Board of Directors from serving on the board of directors or other governing body or committee of any Other Companies.

As used in this Certificate of Incorporation, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

ARTICLE 11

SECTION 203 OPT-OUT

Prior to any Change of Control, the Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

Immediately upon the occurrence of a Change of Control and without any action on the part of the Corporation or the stockholders, the Corporation shall be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE 12

AMENDMENTS

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article 12; provided, however, that any amendment or repeal of Article 8 or 9 of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any share of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (a) of Article 5 or this second paragraph of Article 12. For the purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

This Certificate shall become effective upon the filing of this Amended and Restated Certification of Incorporation with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, MSCI Inc. has caused this Certificate of Incorporation to be signed in its name on the date included above.

MSCI INC.

By:
Name:
Title:

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